                                  EXHIBIT INDEX


Exhibit No.                     Exhibit

(99.1)    Annual Report for the Raytheon Savings and Investment Plan
(99.1a)   Consent of Independent Public Accountants
(99.1b)   Raytheon Savings and Investment Plan

(99.2)    Annual Report for the Raytheon Savings and Investment
             Plan for Specified Hourly Payroll Employees
(99.2a)   Consent of Independent Public Accountants
(99.2b)   Raytheon Savings and Investment Plan for Specified Hourly
            Payroll Employees

(99.3)    Annual Report for the Raytheon Employee Savings
            and Investment Plan
(99.3a)   Consent of Independent Public Accountants
(99.3b)   Raytheon Employee Savings and Investment Plan